                                                                     EXHIBIT 2.2

               FIRST AMENDMENT TO AGREEMENT AND PLAN OF MERGER


        THIS FIRST AMENDMENT TO AGREEMENT AND PLAN OF MERGER, dated as of March 17, 1994 (this "First Amendment"), among Scotsman Industries, Inc., a Delaware corporation ("Scotsman"), Scotsman Acquisition Corporation, a Delaware corporation ("Sub"), DFC Holding Corporation, a Delaware corporation ("Holding"), The Delfield Company, a Delaware corporation ("TDC"), Onex Corporation, an Ontario corporation ("Onex"), Onex DHC LLC, a limited liability corporation formed under the laws of the State of Wyoming ("Onex DHC"), Pacific Mutual Life Insurance Company, a California corporation ("Pacific"), PM Group Life Insurance Co., an Arizona corporation ("PM"), EJJM, an Ohio limited partnership ("EJJM"), Matthew O. Diggs, Jr. ("Diggs"), Timothy C. Collins ("Collins"), W. Joseph Manifold ("Manifold"), Charles R. McCollom ("McCollom"), Anita J. Moffatt Trust u/a dated July 23, 1993 ("Moffatt Trust"), Anita J. Moffatt ("Moffatt"), Remo Panella ("Panella"), Teddy F. Reed ("Reed"), Robert L. Schafer ("Schafer"), Graham E. Tillotson ("Tillotson"), John A. Tilmann Trust dated July 23, 1993 ("Tilmann Trust"), John A. Tilmann ("Tilmann"), Ronald A. Anderson ("Anderson"), Kevin E. McCrone ("KE McCrone"), Michael P. McCrone ("MP McCrone") (Onex, Onex DHC, Pacific, PM, EJJM, Diggs, Collins, Manifold, McCollom, Moffatt Trust, Moffatt, Panella, Reed, Schafer, Tillotson, Tilmann Trust, Tilmann, Anderson, KE McCrone and MP McCrone are each referred to individually as a "Stockholder" and collectively as the "Stockholders") and Continental Bank N.A. ("Continental").


                             W I T N E S S E T H:


        WHEREAS, Scotsman, Sub, Holding, TDC, Continental and the Stockholders have entered into that certain Agreement and Plan of Merger, dated as of January 11, 1994 (the "Agreement"), providing for the merger of Sub into Holding; and

        WHEREAS, Scotsman, Sub, Holding, TDC, Continental and the Stockholders desire to amend the Agreement in certain respects in accordance with Section
12.10 thereof.

        NOW, THEREFORE, in consideration of the premises and of the mutual agreements set forth herein, the parties hereto agree as follows:

        1. Section 10.1 of the Agreement is hereby amended by deleting the first sentence of such section in its entirety and substituting therefor the following:

        "From and after the Effective Time, each of the Stockholders shall indemnify and hold harmless





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                 Scotsman, TDC, the Surviving Corporation and their
                 subsidiaries, affiliates and successors from and against any and all (a) liabilities, losses, costs or damages ("Loss") and
                 (b) reasonable attorneys', consultants' and accountants' fees and expenses, court costs and all other reasonable out-of-pocket expenses ("Expense") incurred by Scotsman, TDC, the Surviving Corporation and their subsidiaries, affiliates and successors in connection with or arising from (x) any breach or failure to perform by any Stockholder or Shareholder (as defined in the Whitlenge Share Acquisition Agreement) of any of their respective agreements, covenants or obligations in this Agreement or the Whitlenge Share Acquisition Agreement, in each case to be performed or complied with after the Effective Time or the Expiration Date (as defined in the Whitlenge Share Acquisition Agreement), as the case may be,
                 (y) any breach of any warranty or the inaccuracy of any representation of Holding, TDC, WAL, Whitlenge Drink or any Stockholder or Shareholder contained in this Agreement or the Whitlenge Share Acquisition Agreement, as updated in accordance with Section 10.7 hereof and Section 8.7 of the Whitlenge Share Acquisition Agreement, or in any certificate delivered by or on behalf of Holding, TDC, WAL, Whitlenge Drink or any Stockholder or Shareholder pursuant hereto or thereto and (z)(A) the actions listed in item 1 of Schedule
                 3.17 or (B) any other claim, suit, action, proceeding or other matter in connection with or arising out of the fire that occurred on or about February 5, 1992 at the Indianapolis Athletic Club (including, without limitation, any claim, suit, action or proceeding brought by or on behalf of Holding or TDC to seek or enforce indemnification from Alco Standard or any of its affiliates or insurance coverage under any insurance policy maintained by or for the benefit of Alco Standard, Holding, TDC, Onex or any of their affiliates); provided, however, that the Stockholders shall be required to indemnify and hold harmless under this Section 10.1 only to the extent that the aggregate amount of (without duplication) (i) Loss and Expense referred to above in this Section 10.1 and (ii) Loss and Expense referred to in Section 8.1 of the Whitlenge Share Acquisition Agreement exceeds U.S. $250,000; and provided, further, (X) each Stockholder's obligation to indemnify and hold harmless pursuant to this Section 10.1 shall be limited to the payment by such Stockholder of cash
                 (1) with respect to any individual Loss or Expense (other than any Loss or Expense arising from a breach of a warranty, or inaccuracy of a representation, of such Stockholder contained in Section 3.3(b) or 3.4(b), as to which this clause (1) shall be inapplicable), in an amount that does not



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                 exceed the product obtained by multiplying such Stockholder's
                 Applicable Percentage (as set forth on Schedule 10.1) by the amount of such Loss or Expense, and (2) in the aggregate in an amount equal to the product obtained by multiplying such Stockholder's Applicable Percentage (as set forth on Schedule 10.1) by U.S. $30,000,000 (without limiting the foregoing, it being understood that, for purposes of clause (2) above, with respect to the Indianapolis Athletic Club fire matters or otherwise, the payment of any amount by, or with funds furnished by, an insurer or Alco Standard, shall not be deemed to be the payment by any Stockholder) and (Y) no Stockholder shall indemnify and hold harmless any indemnified party with respect to any Loss or Expense arising from any breach of a warranty, or inaccuracy of a representation, of any other Stockholder or Continental contained in Section 3.3(b) or 3.4(b) or of any Shareholder contained in Section 2.3(b) or 2.4(b) of the Whitlenge Share Acquisition Agreement."

                 2. Section 10.2 of the Agreement is hereby amended by deleting the first sentence of such section in its entirety and substituting therefor the following:

                 "From and after the Effective Time, Scotsman and the Surviving Corporation shall jointly and severally indemnify and hold harmless the Stockholders and their subsidiaries, affiliates and successors from and against any and all Loss and Expense incurred by the Stockholders and their subsidiaries, affiliates and successors in connection with or arising from
                 (a) any breach or failure to perform by Scotsman or the Surviving Corporation of any of their respective agreements, covenants or obligations in this Agreement or the Whitlenge Share Acquisition Agreement, in each case to be performed or complied with after the Effective Time or the Expiration Time, as the case may be, and (b) any breach of any warranty or the inaccuracy of any representation of Scotsman or Sub contained in this Agreement or the Whitlenge Share Acquisition Agreement or in any certificate delivered by or on behalf of Scotsman or Sub pursuant hereto or thereto; provided, however, that Scotsman and the Surviving Corporation shall be required to indemnify and hold harmless under this Section 10.2 only to the extent that the aggregate amount of (without duplication)
                 (i) Loss and Expense referred to above in this Section 10.2 and (ii) Loss and Expense referred to in Section 8.2 of the Whitlenge Share Acquisition Agreement exceeds U.S. $250,000; and provided, further, Scotsman's and the Surviving Corporation's obligation to indemnify and hold harmless pursuant to this Section 10.2 shall be limited to the aggregate payment by



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                 Scotsman and/or the Surviving Corporation of cash in an amount equal to the excess of (i) U.S. $30,000,000 over (ii) any amount theretofore paid in indemnification by Scotsman and/or any of its subsidiaries under Section 8.2 of the Whitlenge Share Acquisition Agreement."

                 3. Section 10.5 of the Agreement is hereby amended by inserting the following between the first and second sentences thereof:

                 "Except as set forth in the immediately following sentence, nothing in this Agreement (including, without limitation, this Article X) shall limit the contractual or other remedies available against a party in breach thereof for such party's breach of the Noncompetition Agreements entered pursuant to
                 Section 8.7 or the Registration Rights Agreement entered pursuant to Sections 8.8 and 9.6."

                 4. The Agreement, as amended by this First Amendment, shall remain in full force and effect in accordance with its terms. This First Amendment may be executed in one or more counterparts. No modification of this First Amendment shall be valid unless in writing and signed by the parties hereto. In the event of any conflict between the provisions of this First Amendment and the provisions of the Agreement, the provisions of this First Amendment shall control.



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                 IN WITNESS WHEREOF, the parties hereto have caused this First
Amendment to be duly executed as of the date first above written.

                                        SCOTSMAN INDUSTRIES, INC.

                                        By    /s/ Donald D. Holmes
                                          -----------------------------------
                                           Name:  Donald D. Holmes
                                           Title:  Vice President


                                        SCOTSMAN ACQUISITION CORPORATION

                                        By    /s/ Donald D. Holmes
                                          -----------------------------------
                                           Name:  Donald D. Holmes
                                           Title:  Vice President


                                        DFC HOLDING CORPORATION

                                        By    /s/ Matthew O. Diggs, Jr.
                                          -----------------------------------
                                           Name:  Matthew O. Diggs, Jr.
                                           Title:  Director


                                        THE DELFIELD COMPANY

                                        By    /s/ Matthew O. Diggs, Jr.
                                          -----------------------------------
                                           Name:  Matthew O. Diggs, JR.
                                           Title:  Director


                                        ONEX CORPORATION

                                        By    /s/ Ewout Heersink
                                          -----------------------------------
                                           Name:  Ewout Heersink
                                           Title:  Vice President

                                        By    /s/ Anthony Melman
                                          -----------------------------------
                                           Name:  Anthony Melman
                                           Title:  Vice President


                                        ONEX DHC LLC

                                        By    /s/ Eric Rosen
                                          -----------------------------------
                                           Name:  Eric Rosen
                                           Title:  Representative



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                                        By    /s/ Donald F. West
                                          --------------------------------
                                           Name:  Donald F. West
                                           Title:  Representative


                                        PACIFIC MUTUAL LIFE INSURANCE COMPANY

                                        By    /s/ Schuyler G. Lance
                                          --------------------------------
                                           Name:  Schuyler G. Lance
                                           Title:  Assistant Vice President


                                        PM GROUP LIFE INSURANCE CO.


                                        By    /s/ Larry J. Card
                                          --------------------------------
                                           Name:  Larry J. Card
                                           Title:  Vice President


                                        EJJM

                                        By    /s/ Matthew O. Diggs, Jr.
                                          --------------------------------
                                           Name:  Matthew O. Diggs, Jr.
                                           Title:  Managing General Partner


                                        MATTHEW O. DIGGS, JR.

                                              /s/ Matthew O. Diggs, Jr.
                                          --------------------------------


                                        TIMOTHY C. COLLINS


                                              /s/ Timothy C. Collins
                                          --------------------------------


                                        W. JOSEPH MANIFOLD

                                              /s/ W. Joseph Manifold
                                          --------------------------------


                                        CHARLES R. McCOLLOM


                                              /s/ Charles R. McCollom
                                          --------------------------------



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                                        ANITA J. MOFFATT TRUST

                                        By    /s/ Anita J. Moffatt
                                          --------------------------------
                                           Name:  Anita J. Moffatt
                                           Title:  Trustee


                                        ANITA J. MOFFATT

                                              /s/ Anita J. Moffatt
                                          --------------------------------


                                        REMO PANELLA

                                              /s/ Remo Panella
                                          --------------------------------


                                        TEDDY F. REED

                                              /s/ Teddy F. Reed
                                          --------------------------------


                                        ROBERT L. SCHAFER

                                              /s/ Robert L. Schafer
                                          --------------------------------


                                        GRAHAM E. TILLOTSON

                                              /s/ Graham E. Tillotson
                                          --------------------------------


                                        JOHN A. TILMANN TRUST

                                        By    /s/ John A. Tilmann
                                          --------------------------------
                                           Name:  John A. Tilmann
                                           Title:  Trustee


                                        JOHN A. TILMANN

                                              /s/ John A. Tilmann
                                          --------------------------------



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                                        KEVIN E. McCRONE


                                              /s/ Kevin E. McCrone
                                          ----------------------------------


                                        MICHAEL P. McCRONE


                                              /s/ Michael P. McCrone
                                          ----------------------------------


                                        RONALD A. ANDERSON


                                              /s/ Ronald A. Anderson
                                          ----------------------------------


                                        CONTINENTAL BANK N.A.


                                        By    /s/ J. David Pattie
                                          ----------------------------------
                                           Name:  J. David Pattie
                                           Title:  Vice President



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